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                                                                   EXHIBIT 10.1
                                    AGREEMENT


                                     Between

     Paul F. Lavallee and Gypsy Hill, L.L.C. and AccuMed International, Inc.


This Agreement (the "Agreement") is made this 13th day of April 1998, by and between AccuMed International, Inc., a Delaware corporation (the "Corporation"), and Paul F. Lavallee and Gypsy Hill L.L.C., a South Dakota Limited Liability Company (the "Executive").

WHEREAS, Executive has served as President and CEO, of Corporation since January 29, 1998 (the "Effective Date") and;

WHEREAS , Corporation desires to formalize Executive's duties, responsibilities and position and Executive is willing to accept such duties, responsibilities and position, and this Agreement contains the parties' entire agreement and understanding as to the matters contemplated herein, and supersedes any and all prior oral or written agreements.

WHEREAS, Corporation desires to retain Executive and Executive is willing to accept such assignment, all upon the terms and conditions hereinafter set forth.NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

1. ASSIGNMENT AND DUTIES. Corporation hereby retains Executive and Executive accepts assignment with Corporation as Chairman & CEO reporting to the Board of Directors of the Corporation, and Executive shall perform those duties as usual and customary as a Chairman & CEO (i.e., to include but not be limited to General Management, Financial and Administrative duties). Executive shall perform such other or additional duties as shall be required of Executive from time to time by the Board of Directors and consistent with his position.

2. COMPENSATION AND BENEFITS. During the term of this Agreement, Corporation shall pay Executive the following compensation:

         a. ANNUAL PAYMENT Executive shall receive an annual payment for services rendered which shall be no less than $225,000.00 payable semi-monthly in accordance with Corporation's regular payroll procedures. Executive shall also receive annual performance and compensation reviews which will be conducted by the Board of Directors, or its designee.

         b. BONUS Executive shall be eligible to receive annual bonuses which shall be up to thirty percent (30%) of Executive's annual payment, based upon performance of mutually agreed upon goals/objectives. The bonus year shall be the calendar year. The Board of Directors, at its sole and absolute discretion may pay Executive a bonus in excess of thirty percent (30%) of his annual payment.



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         c.       STOCK OPTIONS On January 30, 1998 the Board of Directors
                  granted to Executive 1,500,000 Shares of the Corporation's Common Stock at a price of $.75 per share.

         (i)      Vesting will occur as follows:

                  500,000 Shares vested immediately and 500,000 Shares will vest each year thereafter on the anniversary date of the grant for the next two (2) years. In the event the control of the Company changes, the entire 1,500,000 Shares shall become immediately vested.

         (ii) From time to time Stock Options may be granted by the Compensation Committee of the Board of Directors on behalf of the full Board to provide an appropriate long term incentive opportunity and/or to recognize Executive's contributions to the Company.

         d. BENEFITS The Executive shall be eligible for such Corporation benefits as exist for senior executives of Corporation and subject to the terms and conditions of third party policies. Should Executive not be eligible to receive any of the Corporation's benefits or should any carrier decline to cover Executive, Corporation will use commercially reasonable efforts to obtain, pay for and retain a comparable replacement policy on an individual basis.

         (i)      At Corporation's expense:

                                    Medical Insurance for Executive and
                                    Dependents with $20,000 Life/AD&D for
                                    Executive, fully paid by Corporation.

         (ii)     At Executive's expense:

                      (1) Excess Life and AD&D Benefit 1 1/2times annual payment (less $20,000) up to $150,000 cap

                      (2)   Short Term Disability $500/wk benefit for 26 weeks

                      (3) Long Term Disability 60% of annual payment (maximum of $6000/mo. cap) to age 65

                      (4)   Dental Insurance for Executive and Dependents

                  c. EXPENSES Reimbursement of normal business expenses with submission of expense reports and receipts. The Company will reimburse reasonable travel and living expenses incurred in commuting between Chicago and Executive's home in South Dakota.

                  d. OTHER COMPENSATION Nothing herein shall preclude Executive from receiving any additional compensation or from participating in the present or future life, major medical, hospitalization, profit sharing, pension or retirement, sickness or disability or other plan for the benefit of the executives of Corporation. In each case, Executive will participate to the extent and in the manner approved or determined by the Board of Directors or otherwise determined.

3. EXTENT OF SERVICES. Executive shall devote his entire attention and energy to the business and affairs of Corporation on a full-time basis.



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4.       TERM. The term of this Agreement shall be evergreen, commencing
         January 29, 1998, subject to the following:

         a. ILLNESS OR DISABILITY If Executive is absent from assignment by reason of illness or other incapacity for more than 180 consecutive days', Corporation may, after such 180 days, but only if Executive has not returned to assignment with Corporation, terminate Executive's assignment by furnishing him with at least 30 days written notice of such intention to termination. Corporation shall be obligated to pay Executive's payment to the date of termination, less that amount equal to the weekly Short Term Disability Benefit, which date shall be for all purposes of this Agreement, the date of termination of his assignment.

          b. DEATH. If Executive shall die, thereupon his assignment shall terminate, and Corporation shall be only obligated to pay Executive's payment for six (6) months after Executive's death.

          c. TERMINATION BY CORPORATION. Upon written notice, Corporation may terminate this Agreement at any time:

         (i) For Cause. As used herein, "Cause" is defined to mean (1) any act of fraud, misappropriation, embezzlement, or like act of dishonesty; (2) conviction of a felony; (3) other behavior which adversely reflects on the reputation of Corporation; or
                  (4) material failure to perform the services and duties described herein, (5) material violation of any other provisions set forth herein, or material breach of any fiduciary duty to Corporation, if the material failure, violation, or breach unreasonably continues after written notice thereof is given to the Executive by the Corporation and further provided that Executive is given a fair and reasonable opportunity to cure.

         (ii) Without Cause. If Corporation shall terminate Executive's assignment without Cause, Corporation shall pay Executive's annual payment up to the date of the delivery of such notice of termination, which date shall be for all purposes of this Agreement, the date of termination of his assignment. If the Executive is to be terminated without cause, he shall be given twelve (12) months notice in writing by Corporation.

          d. TERMINATION BY EXECUTIVE. Executive may terminate this Agreement for any reason after providing one (1) month of written notice. If Corporation is in breach of this Agreement, Executive may, in addition and without prejudice to any other remedies for a breach hereof, terminate this Agreement, after providing written notice to the Corporation and providing Corporation with a reasonable opportunity to cure. If the Corporation thereafter fails to cure, all of Executive's further obligations hereunder shall terminate, except for the requirements of Sections 8 and 10 hereof.

5.       SEVERANCE.

         a. If Corporation terminates this Agreement without Cause, in addition to the notice requirement provided in Section 4(c)(ii) above, Corporation will pay Executive his then current annual payment, concurrent with the notice period, as a lump sum, or for twelve (12) months, semi-monthly, in accordance with Corporation's regular payroll procedures; or some other payment terms not to exceed the annual payment amount; any of the preceeding payment arrangements per choice of the executive.



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6.       VACATION. Executive will be immediately eligible for four weeks of vacation per calendar year.

7. RESTRICTIVE COVENANT. Executive shall not in any manner engage in any business directly competitive with Corporation, for a period of one year from the date of the termination of this Agreement under the following circumstances:

         a. If this Agreement is terminated for "Cause" by the Corporation, pursuant to Section 4(c)(i) above; or

         b.       If this Agreement is terminated by Executive, pursuant to
                  Section 4(d) above, for reasons other than a breach by Corporation.

         In the event that Executive engages in any business directly competitive with the Corporation, Executive surrenders his right to the continuation of his severance payments under Section 5 above. If a lump sum payment or an amount the pro rata share due Executive, from the time of termination to the time of his employment with the direct competitor, is made to Executive, Executive will refund the overage to the Corporation.

8. CONFIDENTIAL INFORMATION AND DISCOVERIES. Executive agrees that all information of a technical or business nature such as know-how, trade secrets, secret business information, plans, data, processes, techniques, customer information, inventions, discoveries, formulae, patterns, devices, etc. (the "Confidential Information"), acquired by Executive in the course of his assignment under this Agreement, is a valuable business property right of the Corporation. Executive agrees that such Confidential Information, whether in written, verbal or model form, shall not be disclosed to anyone outside the of Corporation without the express written authorization of Corporation, unless said individual is subject to the Corporation's non-disclosure agreement or other appropriate contractual arrangement. This disclosure restriction shall be limited to (a) disclosures for use in any market in which the Corporation may then be doing business or may have taken any steps toward entering, and (b) for that period of time until the Confidential Information is generally available to the trade.

         Any and all improvements, inventions, discoveries, formulae or processes in any way related to Corporation's business which Executive may conceive or make during his regular working hours or otherwise shall be the sole and exclusive property of Corporation and Executive will disclose the same to Corporation and will, whenever requested by Corporation to do so (either during the term of this Agreement or thereafter), execute and assign any and all applications, assignments and/or other instruments and do all things which Corporation may deem necessary or appropriate in order to apply for, obtain, maintain, enforce and defend patents, copyrights, trademarks or other forms or protection, or in order to assign and convey or otherwise make available to Corporation the sole and exclusive right, title and interest in and to said improvements, inventions, discoveries, formulae, processes, applications or patents. After the termination of this Agreement, Corporation will compensate Executive for his time and effort to comply with the terms of this paragraph 8 and the Executive may not decline to comply with any reasonable request.

         No provision in this Agreement is intended to require assignment of any of Executive's rights in an invention if no equipment, supplies, facilities, or trade secret information of Corporation was used, and the invention was developed entirely on Executive's own time; and the invention does not relate to the



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         business of Corporation or to Corporation's actual or demonstrably anticipated research or development; and does not result from any work performed by Executive for Corporation.

9. ENFORCEMENT. Both parties recognize that the services to be rendered under this Agreement by Executive are special, unique and of extraordinary character and that in the event of the breach by Executive of any of the terms and conditions of this Agreement to be performed by Executive, then Corporation shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach hereof, or to enforce the specific performance hereof by Executive or to enjoin Executive from performing acts prohibited above during the period herein covered, but nothing herein contained shall be construed to prevent such other remedy in the courts as Corporation may elect to invoke.

10. RETURN OF DOCUMENTS. Upon the termination of this Agreement for any reason, Executive shall forthwith return and deliver to Corporation and shall not retain any original or copies of any books, papers, price lists or customer contacts, bids or customer lists, files, books of account, notebooks and other documents and data relating to the performance of services rendered by Executive hereunder, which were provided to or made available to Executive by Corporation, all of which materials are hereby agreed to be the property of Corporation.

11.      MISCELLANEOUS.

            a. NOTICES Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered or certified mail to Executive or Corporation at the address set forth below their signatures at the end of this Agreement or to such other address as they shall notify each other in writing.

            b. ASSIGNMENT This Agreement shall be binding upon and inure to the benefit of Corporation and its successors and assigns and Executive and his personal representatives, heirs, legatees and beneficiaries, but shall not be assignable by Executive.
            c. APPLICABLE LAW This Agreement shall be deemed to have been made in South Dakota, regardless of the order in which the signatures of the parties shall be affixed hereto, and shall be interpreted, and the rights and liabilities of the parties determined, in accordance with the laws of the State of South Dakota. As part of the consideration for the execution of this Agreement, it is hereby agreed that all actions or proceedings arising directly or indirectly from this Agreement shall be litigated only in the courts of the State of South Dakota or United States courts located therein, and all parties to this Agreement hereby consent to the jurisdiction of any local, state or federal court located within the State of South Dakota.

            d. HEADINGS Sections headings and numbers herein are included for convenience of reference only and this Agreement is not to be construed with reference thereto. If there be any conflict between such numbers and headings and the text hereof, the text shall control.

            e. SEVERABILITY If for any reason any portion of this Agreement shall be held invalid or unenforceable, it is agreed that the same shall not affect the validity or enforceability of the remainder hereof.


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            f.    ENTIRE AGREEMENT This Agreement, and its attachments, contains the entire agreement of the parties with respect to its subject matter and supersedes all previous agreements between the parties pertaining to the subject. No officer, executive or representative of Corporation has any authority to make any representation or promise in connection with this Agreement or the subject matter hereof that is not contained herein, and Corporation represents and warrants he has not executed this Agreement in reliance upon any such representation or promise. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

            g. WAIVER OF BREACH The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

            h. COUNTERPARTS This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.



IN WITNESS WHEREOF, The parties have caused this Agreement to be duly executed on the date first above written.

Designee of Board of Directors for:         EXECUTIVE:

ACCUMED INTERNATIONAL, INC.




By: \S\ J. DONALD GAINES                    By:  \S\ PAUL F. LAVALLEE
   --------------------------------            -------------------------------
                                               Paul F. Lavallee
Member, Board of Directors                     Chairman & CEO
Address: 900 N. Franklin, Suite 401            33 Third St. S.E.
Chicago, IL 60610                              Huron, SD 57350












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